INVESTMENT SUB-ADVISORY AGREEMENT
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     This AGREEMENT is effective this 2nd day of September, 2011, by and between
CURIAN CAPITAL, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), Wellington Management Company, LLP, a Massachusetts limited liability partnership and registered investment adviser ("Sub-Adviser") and Curian Series Trust, a Massachusetts business trust ("Trust).

     WHEREAS, Adviser is the investment manager for the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, the Adviser represents that it has entered into an Investment Advisory Agreement ("Advisory Agreement") dated as of March 22, 2011, with the Trust; and

     WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto ("each a Fund").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.     APPOINTMENT.  Subject  to  the  approval  of the Board of Trustees of the
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Trust  (the "Board of Trustees"), Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. The Sub-Adviser may engage any of its affiliates to assist it with providing its services under this Agreement, provided that the Sub-Adviser will remain liable to the Trust at all times for the performance of its obligations under the Agreement, will remain responsible for the acts and omissions of such affiliates, and will be solely responsible for any fees owed to such affiliates.

In the event the Adviser designates one or more funds other than the Funds with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such fund shall become a Fund hereunder, and be subject to this Agreement, all subject to the approval of the Board of Trustees.

2.     DELIVERY  OF  DOCUMENTS.  Adviser  has  furnished,  or  will  furnish, to
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Sub-Adviser  copies properly certified or authenticated of each of the following prior  to  the  commencement  of  the  Sub-Adviser's  services:

a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on November 5, 2010 and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

b)   the  Trust's  By-Laws  and  amendments  thereto;

c) resolutions of the Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC");

e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing that relate specifically to the Sub-Adviser or a Fund that it provides sub-advisory services to, and permit the Sub-Adviser a reasonable opportunity to review, prior to their effectiveness.

During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of each Fund, and prospectus of each Fund, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by e-mail, first class or overnight mail, facsimile transmission equipment or hand delivery.

3.     MANAGEMENT.  Subject  always  to  the  supervision of the Adviser and the
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Board of Trustees, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of the Funds. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds, which may be amended from time to time, and applicable tax and regulatory requirements. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program, as requested by the Board of Trustees or the Adviser. Sub-Adviser, solely with respect to the assets of the Funds that are under its management pursuant to this Agreement, is responsible for compliance with the diversification provisions of Section 851 the Internal Revenue Code of 1986, as amended ("IRC").

The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might, in the Sub-Adviser's reasonable opinion, constitute a violation of any federal or state laws, rules or regulations.

The  Sub-Adviser  further  agrees  that  it:

a) will use the same skill and care in providing such services as it uses in providing services to its other client mandates for which it has investment responsibilities;

b) will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities, including but not limited to compliance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

c) will report regularly to Adviser and to the Board of Trustees as reasonably agreed between the Adviser and Sub-Adviser, or as reasonably requested by the Board of Trustees, and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times agreed to by the Adviser and Sub-Adviser, or at such times as reasonably requested by the Board of Trustees, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser or the Board of Trustees;

d) will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, (ii) quarterly reports developed for each Fund by Adviser and Sub-Adviser, and (iii) other compliance and reporting information as reasonably requested by the Adviser or the Board of Trustees from time-to-time;

e) as a service provider to the Funds, will cooperate fully with the Chief Compliance Officer of the Trust in the execution of his/her responsibilities to monitor service providers to the Funds under Rule 38a-1 under the 1940 Act;

f) will prepare and maintain such books and records with respect to each Fund's securities transactions in accordance with Section 7 herein, and will furnish Adviser and the Board of Trustees such periodic and special reports as the Adviser may reasonably request;

g) will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G with respect to securities held for the account of the Funds subject to Sub-Adviser's supervision;

h) will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and investment objectives hereunder;

i) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust, provided, however, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser;

j) will vote proxies received in connection with securities held by the Funds consistent with its fiduciary duties hereunder;

k) may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trusts, including the Funds, except that such consultations are permitted between the current and successor sub-advisers of the Funds in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act;

l) will provide reasonable assistance to the Adviser or the Trust's custodian, as the case may be, in determining the fair value of any portfolio security. In addition, the Sub-Adviser shall provide the Trust's custodian on each business day with information relating to all transactions concerning each Fund's assets under Sub-Adviser's supervision, and shall provide Adviser with such information upon the reasonable request of the Adviser;

m) promptly notify the Adviser and the Trust to the extent required by applicable law in the event that the Sub-Adviser or any of its affiliates:
     (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action (other than regulatory examinations or other routine inquiries) by the SEC or other regulatory authority. The Sub-Adviser further agrees to notify the Trust and the Adviser promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that would make any written information previously provided to the Adviser or the Trust materially inaccurate or incomplete or if any such written information becomes untrue in any material respect; and

n) promptly notify the Adviser and the Trust if the Sub-Adviser suffers a material adverse change in its business that would materially impair its ability to perform its relevant duties for a Fund. For the purposes of this paragraph, a "material adverse change" shall include, but is not limited to, a material loss of assets or accounts under management or the departure of senior investment professionals to the extent such professionals are not replaced promptly with professionals of comparable experience and quality.

4.     CUSTODY  OF  ASSETS.  Sub-Adviser  shall  at  no  time  have the right to
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physically  possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Funds. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Funds. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the custodian.

5.     BROKERAGE.  The  Sub-Adviser is responsible for decisions to buy and sell
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securities  for each Fund, broker-dealer selection, and negotiation of brokerage commission rates. Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions entered into by Sub-Adviser on behalf of the Funds. Sub-Adviser will provide copies of all such agreements to the Adviser. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution," which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker.

Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the applicable Fund on a continuing basis. Subject to such policies and procedures as the Board of Trustees may determine, the Sub-Adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as interpreted by the SEC, and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on such allocations to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

6.     EXPENSES.  The  Sub-Adviser  shall  bear  all  expenses incurred by it in
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connection with the performance of its services under this Agreement.  Each Fund or the Adviser will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; and fees for any pricing services. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Advisory Agreement are borne by the applicable Fund or the Trust. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

7.     BOOKS  AND  RECORDS.  In  compliance  with the requirements of Rule 31a-3
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under  the  1940  Act,  the  Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, copies of which may be retained by the Sub-Adviser. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions. The Adviser shall maintain all books and records not related to the Fund's portfolio transactions.

8.     COMPENSATION.  For  the  services  provided  and  the  expenses  assumed
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pursuant  to  this  Agreement,  each  Fund  will  pay  the  Sub-Adviser, and the
Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Funds in accordance with Schedule B hereto.

9.     SERVICES  TO  OTHERS.  Adviser  understands, and has advised the Board of
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Trustees,  that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner reasonably believed by Sub-Adviser to be fair and equitable to each. Sub-Adviser may group orders for a Fund with orders for other funds and accounts to obtain the efficiencies that may be available on larger transactions when it reasonably determines that investment decisions are appropriate for each participating account. Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. Adviser recognizes, and has advised the Board of Trustees, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security. In addition, Adviser understands, and has advised the Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service, and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10.     LIMITATION  OF  LIABILITY.  Sub-Adviser,  its  officers,  directors,
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employees,  agents  or  affiliates  will  not be subject to any liability to the
Adviser or the Funds or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser or the Funds may have under any applicable laws.

11.     INDEMNIFICATION.  Adviser  and  the  Sub-Adviser each agree to indemnify
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the  other  party  (and  each  such party's affiliates, employees, directors and officers), and Sub-Adviser further agrees to indemnify the Funds, against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance or gross negligence on the part of the indemnifying party.

12.     DURATION  AND TERMINATION.  This Agreement will become effective as to a
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Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from the date of its execution. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is
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specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" have the same meaning of such terms as in the 1940 Act.) Section 10 and 11 herein shall survive the termination of this Agreement.

13.     ACKNOWLEDGEMENTS  OF  ADVISER.  Adviser  acknowledges  and  agrees that:
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(a)  The  assets  of  the  Account  may  be  invested  in  futures contracts and consents to the Sub-Adviser's use of the alternate disclosure and recordkeeping standards under Commodity Futures Trading Commission Rule 4.7 with respect to such futures trading, which alternate standards are available to the Sub-Adviser on account of each Fund's ownership of securities of issuers not affiliated with the Funds and other investments with an aggregate market value of at least $2,000,000 and on account of the Trust's status as an investment company registered under the 1940 Act (not formed for the specific purpose of either investing in an exempt pool or opening an exempt account);

(b) It is excluded from the definition of a commodity pool operator under CFTC Rule 4.5, and in connection with such exemption has filed a notice of eligibility and will provide the Sub-Adviser with a copy of such notice of eligibility before the execution of this Agreement; and

(c) The Adviser hereby acknowledges that not less than forty-eight (48) hours before the date it has executed this Agreement, it received from the Sub-Adviser a copy of Part II of Sub-Adviser's Form ADV, as required by Rule 204-(3) of the Advisers Act.

14.     OBLIGATIONS  OF  ADVISER.  The Adviser agrees to provide or complete, as
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the  case  may  be, the following prior to the commencement of the Sub-Adviser's investment  advisory  services  as  specified  under  this  Agreement:

(a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

(b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification);

(c)  A  copy  of  the  current  compliance  procedures  for  each Fund; and

(d)  A  list  of  legal  and  compliance  contacts.

The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

15.     CONFIDENTIAL  TREATMENT.  It  is  understood  that  any  information  or
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recommendation  supplied  by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Trust in connection with the assets of the Funds managed by Sub-Adviser. The Adviser and the Trust will disclose portfolio information in accordance with the most recent Disclosure of Portfolio Information Policies and Procedures.

16.     ENTIRE  AGREEMENT;  AMENDMENT  OF  THIS  AGREEMENT.  This  Agreement
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constitutes  the entire agreement between the parties with respect to the Funds.
No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

17.     NOTICE.  Any  notice under this Agreement shall be in writing, addressed
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and  delivered or mailed, postage prepaid, to the other party at such address as designated  herein.

a)        TO  ADVISER:
          Curian  Capital  LLC
          7601 Technology Way
          Denver,  CO  80237
          Attention:  Michael  Bell

b)        TO  SUB-ADVISER:
          Wellington  Management  Company,  LLP
          75  State  Street
          Boston,  Massachusetts  02109
          Fax  No:  +1-617-790-7760
          Attention:  Legal  and  Compliance

c)        TO  THE  TRUST:
          Curian  Series  Trust
          7601 Technology Way
          Denver,  CO  80237
          Attention:  Michael  Bell

18.     MISCELLANEOUS.  The  captions  in  this  Agreement  are  included  for
        -------------
convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

The Sub-Adviser acknowledges and agrees that the names Curian Series Trust and Curian Capital, LLC, and abbreviations or logos associated with those names, are the valuable property of the Adviser and its affiliates; that the Trust, has the right to use such names, abbreviations and logos; and that the Sub-Adviser shall use the names Curian Series Trust, Curian Capital, LLC, and associated abbreviations and logos, only in connection with the Sub-Adviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, the Sub-Adviser agrees to obtain prior written approval from the Adviser before using or referring to Curian Series Trust and the Adviser, or the Funds or any abbreviations or logos associated with those names; provided that nothing herein shall be deemed to prohibit the Sub-Adviser from referring to the performance of the Funds in the Sub-Adviser's marketing material as long as such marketing material does not constitute "sales literature" or "advertising" for the Funds, as those terms are used in the rules, regulations and guidelines of the SEC and FINRA.

The name "Curian Series Trust" and "Trustees of Curian Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "Curian Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives or agents of Trust personally, but bind only the assets of Trust, and persons dealing with the Funds must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

19.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  ADVISER AND SUB-ADVISER.  The
        ------------------------------------------------------------------
Adviser and Sub-Adviser each hereby represents to the other that this Agreement does not violate any existing agreements between it and any other party, it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and the performance of its obligations under this Agreement or the Advisory Agreement (to the extent applicable) does not conflict with any law, regulation or order to which it is subject.

The Sub-Adviser further represents and warrants that it (i) is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended, (ii) has provided to the Adviser a copy of its most recent Form ADV, Part 1 as filed with the Securities and Exchange Commission, as well as a copy of its current
Part II of Form ADV and (iii) will notify the Adviser of any additions to or withdrawals of partners of Sub-Adviser within a reasonable time after such additions or withdrawals.

The Sub-Adviser further represents that it has reviewed the initial, pre- and/or post effective amendment(s) to the Registration Statement for the Funds filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact necessary to make the statements contained therein not misleading.

20.     APPLICABLE  LAW.  This  Agreement  shall be construed in accordance with
        ---------------
applicable  federal  law  and  the  laws  of  the  State  of  Michigan.

21.     COUNTERPART  SIGNATURES.  This  Agreement  may  be  executed  in several
        -----------------------
counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

     IN WITNESS WHEREOF, the Adviser, the Sub-Adviser and Trust have caused this Agreement to be executed as of this 1 day of July, 2011.

CURIAN CAPITAL, LLC


By: /s/ Michael Bell
Name: Michael Bell
Title: President & CEO

WELLINGTON MANAGEMENT COMPANY, LLP


By: /s/ Susan G. O'Connell
Name: Susan G. O'Connell
Title: Senior Vice President

CURIAN SERIES TRUST


By: /s/ Michael Bell
Name: Michael Bell
Title: President & CEO

                                  SCHEDULE A
                            DATED SEPTEMBER 2, 2011
                                    (Funds)


                      Curian/WMC International Equity Fund

                                  SCHEDULE  B
                            DATED SEPTEMBER 2, 2011
                                (Compensation)


                      CURIAN/WMC INTERNATIONAL EQUITY FUND


Average Daily Net Assets                               Annual Rate
------------------------                               -----------



$0  to  $250  Million                                  45 basis points
----------------------                                 ---------------

Amounts  over  $250  Million                           40 basis points
----------------------------                           ---------------